UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 4, 2009

JESUP & LAMONT, INC.
(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2170 West State Road 434,
Suite 100
Longwood, FL 32779
(Address Of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code 407-774-1300

Empire Financial Holding Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)    On February 4, 2009, Jesup & Lamont, Inc. (the “Company”) received notice from NYSE Alternext US LLC that it is not in compliance with certain standards for continued listing contained in Section 704 of the NYSE Alternext US LLC Company Guide, which requires that the Company must hold an annual meeting of stockholders within the one year following its December 31, 2007 fiscal year end, and Section 801(h) which requires that the Company must maintain a board of directors comprised of at least 50% independent directors.

         The Company plans to hold its annual meeting of stockholders in the near future and will seek the election of sufficient independent members to its Board of Directors to meet NYSE Alternext US requirements. The Company lost compliance with Section 801(h) because one of its independent directors became a financial officer of the Company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: February 12, 2009	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President